Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 13, 2007, relating to the consolidated financial statements of BlackRock, Inc. appearing in the Annual Report on Form 10-K of BlackRock, Inc. for the year ended December 31, 2006, which is incorporated by reference in Post-Effective Amendment No. 4 to Registration Statement No. 333-132911 on Form S-3 of Merrill Lynch and Co., Inc. and subsidiaries.

/s/ Deloitte & Touche LLP
New York, New York
February 25, 2008